EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-15598, 333-56946, 333-83971, 333-36204, 333-59290 and 333-89876 of Frontier Oil Corporation on Form S-8 and Registration Statement No. 333-80253 of Frontier Oil Corporation on Form S-3 of our report dated February 7, 2003, incorporated by reference in this Annual Report on Form 10-K of Frontier Oil Corporation for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Houston, Texas
March 4, 2003